                                                                   Exhibit 10.19

                               DAVOX CORPORATION

                      PRESIDENT & CHIEF EXECUTIVE OFFICER

                              SEVERANCE AGREEMENT


  Davox Corporation ("Davox") will extend to you a severance package such that, in the event of your termination from employment for reasons other than for non- performance or in the event there is a change in control of the company that results in the loss of your job, demotion of your title, change in responsibilities or relocation of the company by more than seventy-five (75) miles, you will receive compensation at the rate equal to your current base salary in effect at the time of such termination, plus an amount equal to the actual earned bonus paid during the previous twelve months from the date of such termination. In addition, this severance package will provide you with medical / dental benefits continuation coverage consistent with that in effect at the time of such termination for a period of twelve months from the date of separation from employment. These payments will be payable for a period of twelve months from the date of separation from employment, provided however such payments will cease immediately upon your employment with a Davox competitor.

Following the effective date of termination, as set forth in writing and furnished to you by Davox, your employment with Davox shall cease and you shall not hold yourself as an employee, agent, or representative of Davox.

Continuation of salary and benefits shall further be subject to your compliance with any then existing company policies and such other terms as may be in effect between you and Davox pertaining to the disclosure of confidential or proprietary information.

Davox has final authority to determine all questions of eligibility to receive benefits under this arrangement and to interpret and construe the terms of this arrangement.


Approval:


          /s/ James D. Foy                        September 4, 2001
          ----------------                        -----------------
          President & Chief Executive Officer     Date


          /s/ Alphonse M. Lucchese                September 4, 2001
          ------------------------                -----------------
          Chairman of the Board                   Date